EMPLOYMENT AGREEMENT

This Agreement is made and effective this 23rd day of October 2015 by All for One Media Corp. , a Utah corporation, with its principal place of business at 236 Sarles St. Mt. Kisco, NY 10549 ("AFOM"), and Brian Lukow, whose address is 236 Sarles St. Mt. Kisco, NY 10549 ("Lukow")

WHEREAS, AFOM wishes to retain Lukow, and Lukow wishes to be retained in such capacity and perform certain services for AFOM, to promote the interests of the business;

NOW THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

1. The above recitals are true and correct and incorporated herein by reference.

2. AFOM hereby retains Lukow as President and Lukow hereby accepts such engagement, under the conditions and requirements specified herein, as an employee of AFOM, with such duties and responsibilities as may reasonably be assigned pursuant to this Agreement.

3. Lukow's principal duties shall include such responsibilities as may be reasonably designated by AFOM's Board of Directors to enhance and promote the Business.

4. Lukow shall work commencing from the signing of this agreement at compensation:

A. $ 5,000 per month. The Company shall use its best efforts to pay this cash component on time. Any deficiency, shall be accrued and paid as soon as possible based upon available cash flow.

B. 20,000 shares per month calculated at .25 per share

5. Lukow acknowledges that this Employment Agreement is "at will," and the parties agree that this agreement may be terminated by either party upon two (2) months written notice if "without cause" (for any reason whatsoever). AFOM shall also have the right to terminate this agreement "for cause." For purposes of this agreement, "cause" shall include the inability of Lukow, through sickness, absence or other incapacity, to perform the duties required under this agreement for a period in excess of one (1) month; the refusal of Lukow to follow the directions of AFOM board of directors or executive officers; dishonesty; theft; or conviction of a crime.

6. Lukow acknowledges that he will have access to significant Confidential and Propriety Information of AFOM including client and vendor names, AFOM talent

development services and techniques, and any information, formula, pattern, compilation, program, device, method, technique, or process that: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Lukow further acknowledges that all such Confidential and Propriety Information is of unique and great value to AFOM, and is essential to AFOM preservation of its Business and goodwill. Accordingly, Lukow agrees that all such Confidential and Propriety Information will be acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use, and that Lukow will not misappropriate, or otherwise disclose (directly or indirectly) to any third party without the written permission of AFOM, any such Confidential and Propriety Information. In the event Lukow is required to make disclosure pursuant to any state or federal law or pursuant to proper court or similar governmental order, Lukow shall provide AFOM with at least twenty (20) days' prior written notice of such required disclosure so that AFOM may take such actions, as it may deem necessary or appropriate. This provision shall survive termination of this agreement for a period of one (1) year.

7. Lukow further agrees that any and all products, designs, talent development techniques, art works and work product of any nature whatsoever developed by Lukow or anyone at AFOM, whether or not during working hours and which has or may have applicability to any aspect of AFOM's Business, as determined by AFOM in its sole discretion (collectively "Work Product"), shall be the sole and exclusive property of AFOM, and Lukow hereby irrevocably conveys to AFOM all of Lukow's right, title and interest in and to all Work Product which may be developed during his employ by AFOM.

8. Time is of the essence of this agreement. This agreement is made in the State of Utah and shall be governed by Utah law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This agreement may be signed in more than one counterpart (including by facsimile), in which case each counterpart shall constitute an original of this agreement. Any paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement. Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires. The provisions of this agreement shall be deemed severable, in whole or in part. Any dispute arising out of or relating to this agreement will be resolved in the courts of Salt Lake County, Utah, and the prevailing party shall be entitled to reasonable costs and attorney's fees. This agreement is a personal services contract and may not be assigned by Lukow without the prior written consent of AFOM.

9. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of an employee of AFOM.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

All for One Media Corp.

By: Brian Lukow
President

Brian Lukow

By: Brian Lukow